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                                                                  Exhibit 23.2


               Consent of Ernst & Young, Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-53779) and related Prospectus of Alco Capital Resource, Inc. for the registration of $500,000,000 of debt securities and to the incorporation by reference therein in our report dated October 22, 1993, with respect to the financial statements of Alco Capital Resource, Inc. for the three years in the period ending September 30, 1993 included in its Registration Statement on Form 10-12G/A filed on June 17, 1994 with the Securities and Exchange Commission.


Philadelphia, Pennsylvania

June 17, 1994